Exhibit 99.1

                       Anaren Reports 2nd Quarter Results

    SYRACUSE, N.Y., Jan. 27 /PRNewswire-FirstCall/ -- Anaren, Inc.
(Nasdaq: ANEN) today reported results for the second quarter ended December 31, 2003. Net sales from continuing operations for the quarter were $19.6 million, relatively unchanged from the second quarter of fiscal year 2003, and up 7% sequentially from net sales of $18.3 million for the first quarter of fiscal 2004.

    Operating income for the second quarter was $2.0 million, or 10% of net sales, up 15.7% from the second quarter of last year, and up 76% sequentially from the first quarter of fiscal 2004. Income from continuing operations for the second quarter was $1.6 million, or $0.07 per diluted share compared to $1.3 million, or $0.05 per diluted share in the second quarter of fiscal 2003 and $1.2 million, or $0.05 per diluted share in the first quarter of fiscal 2004.

    Net income for the second quarter was $1.3 million, or $0.06 per diluted share (including a loss from discontinued operations of $335,000) compared to net income of $475,000, or $0.02 per diluted share (including a loss from discontinued operations of $789,000) for the second quarter of fiscal 2003, and $1.8 million, or $0.08 per diluted share (including net income from discontinued operations of $587,000) for the first quarter of fiscal 2004.

    Lawrence A. Sala, Chairman and CEO said, "operating earnings increased significantly from the first quarter as a result of increased Wireless customer demand and the business and product-line restructuring completed in fiscal 2003. Though we are pleased with our progress, we continue to aggressively pursue operating efficiency improvements."

    For the six months ended December 31, 2003, net sales were $37.9 million, down 2.7% from net sales of $38.9 for the first six months of fiscal 2003. Net income from continuing operations for the first six months of fiscal 2004 was $2.8 million, or $0.13 per diluted share compared to $2.6 million, or $0.11 per diluted share for the first six months of fiscal 2003. Net income for the six months ended December 31, 2003 was $3.0 million, or $0.14 per diluted share compared to $621,000, or $0.03 per diluted share for the six months ended December 31, 2002.


    Balance Sheet

    Cash, cash equivalents and marketable debt and equity securities at December 31, 2003 were $114 million. In the second quarter, the company generated $4.5 million in positive operating cash flow and repurchased 1,155,000 shares of its common stock for approximately $16.6 million.


    Wireless Group

    Wireless Group net sales for the quarter were $13.0 million, up 7% from the second quarter of fiscal year 2003, and up 13% sequentially from the first quarter of fiscal 2004. Mr. Sala noted that, "demand from Wireless infrastructure OEM customers remained robust throughout the quarter. We continue to see strong demand for both our component and backplane products. In addition, we expanded our consumer component offering introducing a balun product suitable for satellite TV antenna and set-top receiver applications."


    Space and Defense Group

    Space and Defense Group net sales for the quarter were $6.6 million, down 7% from the second quarter of last year and relatively unchanged sequentially from the first quarter of fiscal 2004. Space and Defense new orders for the quarter totaled $9.5 million resulting in a book-to-bill ratio of 1.44 to 1.0 for the quarter. New orders for the quarter included follow on orders for ground based radar as well as airborne and shipborne jamming subsystems. "We are very pleased with both the strength and diversity of our Space and Defense orders," said Mr. Sala. Space and Defense backlog at December 31, 2003 was $33.7 million, compared to $26.3 million at June 30, 2003.


    Discontinued Operations

    On July, 10, 2003, the company announced its decision to dispose of its Anaren Europe operation. During the first quarter, the company ceased production at Anaren Europe and liquidated substantially all of the assets of that operation. As a result, effective for the first quarter ended September 30, 2003, all sales and expenses attributable to Anaren Europe operations have been reclassified as discontinued operations in the income statements. Net income for the second quarter ended December 31, 2003 included expenses of $335,000 related to the closure of Anaren Europe.


    Forward-Looking Statements

    The statements contained in this news release which are not historical information are "forward-looking statements." These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment. Such factors include, but are not limited to: the Company's ability to timely ramp up to meet our customers' increased demands; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability; successfully securing new design wins from our OEM customers, reliance on a limited number of key component suppliers, unpredictable difficulties or delays in the development of new products; order cancellations; the risks associated with any technological shifts away from the company's technologies and core competencies; unanticipated impairments of assets including investment values and goodwill; diversion of defense spending away from the company's products and or technologies due to on-going military operations; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues. You are encouraged to review Anaren's 2003 Annual Report, Anaren's Form 10-K for the fiscal year ended June 30, 2003 and Anaren's Form 10-Q for the three months ended December 31, 2003 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.


    Conference Call

    Anaren will host a live teleconference, open to the public, on the Anaren Investor Info, Live Webcast Web Site (http://www.anaren.com) and ccbn.com at http://www.streetevents.com on Tuesday, January 27, 2004 at 5:00 p.m. EST. A replay of the conference call will be available at 8:00 p.m. (EDT) beginning January 27, 2004 through midnight January 30, 2004. To listen to the replay, interested parties may dial in the U.S. at 1-888-203-1112 and international at 1-719-457-0820. The access code is 653105. If you are unable to access the Live Webcast, the dial in number for the U.S. is 1-800-474-8920 and International is 1-719-457-2727.


    Company Background

    Anaren designs, manufactures and sells complex microwave signal distribution networks and components for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at www.anaren.com.



                        Anaren, Inc. and Subsidiaries
                 Consolidated Condensed Statements of Income
                                 (Unaudited)

                         Three Months Ended             Six Months Ended
                   Dec. 31, 2003  Dec. 31, 2002  Dec. 31, 2003  Dec. 31, 2002

    Net Sales        $19,593,930    $19,736,523    $37,864,603    $38,934,340

    Cost of sales     12,952,703     13,542,715     25,264,481     26,550,986
    Gross profit       6,641,227      6,193,808     12,600,122     12,383,354

    Operating expenses:
     Marketing         1,681,384      1,535,903      3,266,850      3,133,386
     Research and
      development      1,133,246      1,527,747      2,555,028      2,928,808
     General and
      administrative   1,863,784      2,228,267      3,702,183      4,368,830
      Total operating
       expenses        4,678,414      5,291,917      9,524,061     10,431,024

    Operating income   1,962,813        901,891      3,076,061      1,952,330

    Other income
    (expense):
     Interest expense     (1,550)       (10,111)        (4,522)       (29,633)
     Other, primarily
      interest income    375,735        620,659        843,711      1,267,670
      Total other income
      (expense), net     374,185        610,548        839,189      1,238,037

    Income from continuing
     operations before
     income taxes      2,336,998      1,512,439      3,915,250      3,190,367
    Income taxes         746,000        248,000      1,127,000        626,000
    Income from continuing
     operations        1,590,998      1,264,439      2,788,250      2,564,367
    Discontinued operations:
     Income (loss) from
      discontinued
      operations        (335,053)      (879,271)     (1,548,398)   (2,362,993)
     Income tax benefit       --        (90,000)     (1,800,000)     (420,000)
     Net income (loss)
      from discontinued
      operations        (335,053)      (789,271)        251,602    (1,942,993)

    Net income        $1,255,945       $475,168      $3,039,852      $621,374

    Basic earnings per share:
     Income from continuing
      operations           $0.08          $0.06           $0.13         $0.12
     Income (loss) from
      discontinued
      operations           (0.02)         (0.04)           0.01         (0.09)
     Net income            $0.06          $0.02           $0.14         $0.03

    Diluted earnings per share:
     Income from continuing
      operations           $0.07          $0.05           $0.13         $0.11
     Income (loss) from
      discontinued
      operations           (0.01)         (0.03)           0.01         (0.08)
     Net income            $0.06          $0.02           $0.14         $0.03

    Shares used in
     computing net
     earnings
     Per share:
      Basic           21,123,035     22,301,824      21,440,385    22,316,557

      Diluted         21,887,468     22,821,430      22,120,197    22,816,521


                        Anaren, Inc. and Subsidiaries
                 Consolidated Condensed Statements of Income
                                 (Unaudited)

                                    Three Months Ended   Six Months Ended
                                    Dec. 31,  Dec. 31,  Dec. 31,  Dec. 31,
                                       2003      2002      2003      2002

    Net Sales                         100.0%    100.0%    100.0%    100.0%

    Cost of sales                      66.1%     68.6%     66.7%     68.2%
    Gross profit                       33.9%     31.4%     33.3%     31.8%

    Operating expenses:
     Marketing                          8.6%      7.8%      8.6%      8.1%
     Research and development           5.8%      7.7%      6.8%      7.5%
     General and administrative         9.5%     11.3%      9.8%     11.2%
     Restructuring                      0.0%      0.0%      0.0%      0.0%
     Fire related                       0.0%      0.0%      0.0%      0.0%
       Total operating expenses        23.9%     26.8%     25.2%     26.8%

    Operating income (loss)            10.0%      4.6%      8.1%      5.0%

    Other income (expense):
     Interest expense                  (0.0%)    (0.1%)    (0.0%)    (0.1%)
     Other, primarily interest income   1.9%      3.2%      2.2%      3.3%
       Total other income
        (expense), net                  1.9%      3.1%      2.2%      3.2%

    Income from continuing operations
     before income taxes               11.9%      7.7%     10.3%      8.2%
    Income taxes                        3.8%      1.3%      3.0%      1.6%
    Income from continuing operations   8.1%      6.4%      7.3%      6.6%
    Discontinued operations:
     Income (loss) from discontinued
      operations of Anaren Europe       (1.7%)    (4.5%)    (4.1%)    (6.1%)
     Income tax benefit                 0.0%     (0.5%)    (4.8%)    (1.1%)
       Net income (loss) from
        discontinued operations        (1.7%)    (4.0%)     0.7%     (5.0%)

    Net income                          6.4%      2.4%      8.0%      1.6%


                                 Anaren, Inc.
                      Consolidated Statements of Income
                                 (Unaudited)

                                    Three Months Ended     Three Months Ended
                                   Dec. 31,      Sept. 30, Dec. 31, Sept. 30,
                                      2003           2003     2003      2003

    Net Sales                  $19,593,930    $18,270,673    100.0%    100.0%

    Cost of sales               12,952,703     12,311,778     66.1%     67.4%
    Gross profit                 6,641,227      5,958,895     33.9%     32.6%

    Operating expenses:
     Marketing                   1,681,384      1,585,466      8.6%      8.7%
     Research and development    1,133,246      1,421,782      5.8%      7.8%
     General and administrative  1,863,784      1,838,399      9.5%     10.0%
       Total operating expenses  4,678,414      4,845,647     23.9%     26.5%

    Operating income             1,962,813      1,113,248     10.0%      6.1%

    Other income (expense):
     Interest expense               (1,550)        (2,972)    (0.0%)    (0.0%)
     Other, primarily
      interest income              375,735        467,976      1.9%      2.6%
       Total other income          374,185        465,404      1.9%      2.6%

    Income before income taxes   2,336,998      1,578,252     11.9%      8.7%
    Income taxes                   746,000        381,000      3.8%      2.1%
    Income from continuing
     operations                  1,590,998      1,197,252      8.1%      6.6%
    Discontinued operations:
    Income (loss) from
     discontinued operations      (335,053)    (1,213,345)    (1.7%)    (6.6%)
    Income tax benefit                  --     (1,800,000)     0.0%     (9.8%)
    Net income (loss) on
     discontinued operations      (335,053)       586,655     (1.7%)     3.2%
    Net income                  $1,255,945     $1,783,907      6.4%      9.8%

    Basic earnings per share:
     Income from continuing
      operations                     $0.08          $0.05
     Income (loss) from
      discontinued operations        (0.02)          0.03
     Net income                      $0.06          $0.08

    Diluted earnings per share:
     Income from
      continuing operations          $0.07          $0.05
     Income (loss) from
      discontinued operations        (0.01)          0.03
     Net income                      $0.06          $0.08

    Shares used in computing
     net income per share:
      Basic                     21,123,035     21,757,734

      Diluted                   21,887,468     22,352,927


                        Anaren, Inc. and Subsidiaries
                     Consolidated Condensed Balance Sheet
                                 (Unaudited)

                                       December 31, 2003        June 30, 2003
    Assets:
    Cash, cash equivalents and
     short-term investments                  $77,771,482         $104,328,938
    Accounts receivable, net                  10,577,482            9,317,941
    Other receivables                          1,357,277            1,699,409
    Inventories                               14,919,130           15,671,659
    Other current assets                       2,602,505            2,367,341
      Total current assets                   107,227,876          133,385,288

    Net property, plant and equipment         20,844,766           23,639,821
    Marketable debt and equity securities     36,308,077           23,394,382
    Goodwill                                  30,715,861           30,715,861
    Other intangibles                          1,703,655            1,953,424
    Total assets                            $196,800,235         $213,088,776

    Liabilities and stockholders' equity

    Liabilities:

    Accounts payable                          $3,278,047            4,380,459
    Accrued expenses                           2,345,731            2,477,670
    Customer advance payments                    880,368                   --
    Other liabilities                            260,109              292,128
      Total current liabilities                6,764,255            7,150,257

    Other non-current liabilities              5,683,527            5,341,114
      Total liabilities                       12,447,782           12,491,371

    Stockholders' equity:
    Retained earnings                         46,329,995           43,290,143
    Common stock and additional
     paid-in capital                         169,237,161          168,680,383
    Accumulated comprehensive loss            (1,094,218)          (1,216,961)
     Less cost of treasury stock             (30,120,485)         (10,156,160)
      Total stockholders' equity             184,352,453          200,597,405

    Total liabilities and
     stockholders' equity                   $196,800,235         $213,088,776


                        ANAREN, INC. AND SUBSIDIARIES
               Consolidated Condensed Statements of Cash Flows
                               Six Months Ended
                              December 31, 2003
                                 (Unaudited)

                                         Six Months     2nd Qtr.     1st Qtr.
                                            Dec. 31,     Dec. 31,    Sept. 30,
                                               2003         2003         2003
    Cash flows from operating activities:
     Net income                          $3,039,853   $1,255,946   $1,783,907
     Net income (loss) from
      discontinued operations               251,602     (335,053)     586,655
     Net income from
      continuing operations               2,788,251    1,590,999    1,197,252

    Adjustments to reconcile net income
     to net cash provided by
     Operating activities:

     Depreciation and amortization
      of plant and equipment              1,999,533    1,001,569      997,964
     Amortization of intangibles
      (includes patents)                    249,769      124,884      124,885
     Provision for doubtful accounts         75,949       84,154       (8,205)
     Deferred income taxes
      (long & short term)                   (89,696)    (127,796)      38,100
     Unearned compensation                  143,100       71,550       71,550
     Tax benefit (expense) from stock
      option & grant activity               137,280      137,280           --

    Changes in operating assets
     and liabilities                        761,246    1,693,808     (932,562)
     Net cash provided by continuing
      operations                          6,065,432    4,576,448    1,488,984
     Net cash used for discontinued
      operations                           (157,244)     (81,494)     (75,750)
     Net cash provided by
      operating activities                5,908,188    4,494,954    1,413,234

    Cash flows from investing activities:
     Capital expenditures                (1,480,144)    (601,697)    (878,447)
     Net maturities (purchases) of
      marketable debt and equity securities
      and equity inv. held for resale    15,508,303   15,530,858      (22,553)
     Net cash (used in) provided by
      investing activities
      from continuing operations         14,028,161   14,929,161     (901,000)
     Net cash provided by investing
      activities from discontinued
      operations                          1,493,378    1,493,378           --
     Net cash (used in) provided by
      investing activities               15,521,539   16,422,539     (901,000)

    Cash flows from financing activities:
     Stock options exercised                276,398      103,697      172,701
     Purchase of treasury stock         (19,964,325) (16,627,682)  (3,336,643)
     Net cash used in financing
      activities                        (19,687,927) (16,523,985)  (3,163,942)

     Effect of exchange rates                37,240       24,966       12,274

     Net increase (decrease) in cash
      and cash equivalents                1,779,040    4,418,474   (2,639,434)

    Cash and cash equivalents at
     beginning of period                 11,062,662    8,423,228   11,062,662
    Cash and cash equivalents at
     end of period                      $12,841,702  $12,841,702   $8,423,228



SOURCE  Anaren, Inc.
    -0-                             01/27/2004
    /CONTACT: Lawrence A. Sala, President-CEO, or Joseph E. Porcello, VP of Finance, both of Anaren, Inc., +1-315-432-8909/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO /
    /Web site:  http://www.anaren.com /
    (ANEN)

CO:  Anaren, Inc.
ST:  New York
IN:  CPR TLS SEM ECP ARO
SU:  ERN CCA